                                                                   EXHIBIT 10.25

[*] Confidential treatment has been requested for certain portions of this exhibit.


                            DATED 23rd NOVEMBER, 1998


                               autobytel.com inc.

                                       and

                          INCHCAPE AUTOMOTIVE LIMITED



                            ------------------------

                            SHARE PURCHASE AGREEMENT

                            ------------------------



                                Slaughter and May
                              35 Basinghall Street
                                 London EC2V 5DB
                                   (NPB/NSXM)
                                  CD982390.004

                                    CONTENTS

                                                                                 PAGE
  1.  Interpretation                                                              1

  2.  Sale and Purchase                                                           5

  3.  Repayment of Indebtedness by the Company to ABT                             5

  4.  Consideration                                                               5

  5.  Completion                                                                  6

  6.  ABT's Warranties and Covenants                                              7

  7.  Restrictions on ABT's Business Activities                                   8

  8.  Restrictions on the activities of the Company, Inchcape and
          the Inchcape Group                                                      9

  9.  Access                                                                     10

  10. Effect of Completion                                                       10

  11. Remedies and Waivers                                                       10

  12. Restrictions on Share Transfers                                            10

  13. Further Assurance                                                          13

  14. Entire Agreement                                                           13

  15. Notices                                                                    14

  16. Announcements                                                              15

  17. Restrictive Trade Practices Act 1976                                       16

  18. Costs and Expenses                                                         16

  19. Counterparts                                                               16

  20. Time of Essence                                                            16

  21. Invalidity                                                                 16

  22. Choice of Governing Law                                                    17

  23. Jurisdiction                                                               17

  24. Agent for Service                                                        17

                                    SCHEDULES

Schedule 1 (Completion Arrangements)                                           19

Schedule 2 (Representations and Warranties)                                    21

Schedule 3 (Ownership of the Shares)                                           24

Schedule 4 (Basic Information about the Company)                               25

Schedule 5 (List of Commitments and Liabilities of the Company)                27

THIS AGREEMENT is made on the 23rd day of November, 1998

BETWEEN:-

1. autobytel.cominc., a company incorporated in Delaware whose principal office is at 18872 MacArthur Boulevard, Irvine, California 92612, USA ("ABT")

AND

2. INCHCAPE AUTOMOTIVE LIMITED, a company incorporated in England under number 3580629 whose registered office is at 33 Cavendish Square, London W1M 9HF ("INCHCAPE")

WHEREAS:-

(A)   Particulars of the Company (as defined in this agreement) are set out in
      Schedule 4 (Basic Information about the Company).

(B) ABT has agreed to sell or procure the sale of, and Inchcape has agreed to purchase, the Shares (as defined in this agreement) on the terms and subject to the conditions of this agreement.

(C) The Company has entered into a License and Services Agreement with ABT of even date herewith.

(D) The business of the Company is to conduct and develop an electronic commerce business in connection with the sale in the Territory of new and used cars through the Internet.

IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.1   In this agreement and the Schedules to it:-

"ABT'S SOLICITORS"         means Skadden, Arps, Slate, Meagher & Flom LLP;

"BOOKS AND RECORDS"        has its common law meaning and includes, without
                           limitation, all notices, correspondence, orders,
                           inquiries, drawings, plans, books of account and
                           other documents and all computer disks or tapes or
                           other machine legible programs or other records;

"BUSINESS DAY"             means a day (other than a Saturday or a Sunday) on which
                           banks are open for business in London and New York;

"BUSINESS INFORMATION"      means all information and records (whether or not
                            confidential and in whatever form held) including
                            (without limitation) all business plans and
                            forecasts, monthly financial statements and contact
                            lists of motor dealers contacted or visited by the
                            Company;

"BUSINESS PLAN"             means the business plan for the five year period to
                            31st December 2003 to be adopted by the Company
                            prepared by, inter alia, Inchcape and ABT and any
                            drafts thereof;

"COMPANIES ACTS"            means the Companies Act 1985, the Companies Consolidation
                            (Consequential Provisions) Act 1985, the Companies Act 1989 and
                            Part V of the Criminal Justice Act 1993;

"COMPANY"                   means Auto-by-Tel UK Limited, basic information concerning which is set out in Schedule 4 (Basic Information about the Company);

"COMPLETION"                means completion of the sale and purchase of the Shares under this agreement;

"COMPLETION DATE"           means the date of this agreement;

"CONFIDENTIAL BUSINESS      means Business Information (other than the Business
INFORMATION"                Plan and any information contained therein) which is confidential or not generally known;

"GROUP" means in relation to any body corporate, any subsidiary undertaking for the time being of that body corporate, any parent undertaking for the time being of that body corporate and any subsidiary undertaking for the time being of such a parent undertaking;

"INCHCAPE'S SOLICITORS"     means Slaughter and May;

"INTERNET"                  means the global collection of telecommunications and information computer networks known as the Internet as may be constituted from time to time;

"LICENSE AND SERVICES       means the License and Services Agreement to be
AGREEMENT"                  entered into between ABT and the Company of even date herewith to which is attached, inter alia, The Work Order for Initial
                            Localization Software Development;

"PERMITTED SECURITY         means a mortgage, charge or pledge of all or any of the
INTEREST"                   Shares to a credit institution authorised for the purpose of deposit-taking business by the Financial Services
                            Authority pursuant to the Banking Act 1987 provided
                            that any such mortgage, charge or pledge provides
                            that the provisions of clause 12 shall be applicable
                            to such Shares if such Shares are to be foreclosed
                            upon by a mortgagee, chargee or pledgee;

"PROCEEDINGS"               means any proceeding, suit or action arising out of or in
                            connection with this agreement;

"PROPERTY"                  means freehold, leasehold or other immovable property in any part of the world;

"RETAINED GROUP"            means, in relation to its subsidiaries and
                            subsidiary undertakings from time to time, any
                            holding company of ABT and all other subsidiaries or
                            subsidiary undertakings of any such holding company
                            (except of the Company);

"RTPA 1976"                 means the Restrictive Trade Practices Act 1976;

"SERVICE DOCUMENT"          has the meaning given in clause 24 (Agent for Service);

"SHARES"                    means all the issued ordinary shares of Ll each in the capital of the Company;

"SHARE PURCHASE             has the meaning given to it in clause 14 (Entire
DOCUMENTS"                  Agreement);

"TAX" OR "TAXATION"         means and includes all forms of
                            taxation and statutory, governmental,
                            supra-governmental, state, principal, local
                            governmental or municipal impositions, duties,
                            contributions and levies, in each case whether of
                            the United Kingdom or elsewhere and whenever
                            imposed, and all penalties, charges, costs and
                            interest relating thereto and without limitation all
                            employment taxes and any deductions or withholdings
                            of any sort;

"TERRITORY"                 means the United Kingdom;

"WARRANTIES"                 means the representations and warranties set
                             out in Schedule 2 (Representations and
                             Warranties) given by ABT and any other
                             representations or warranties made by or on
                             behalf of ABT in this agreement or which have
                             become terms of this agreement and "WARRANTY"
                             shall be construed accordingly;

"WORKING HOURS"              means 2.30 p.m. to 5.30 p.m. (London time) on a Business
                             Day;

1.2   in this agreement, unless otherwise specified:-

      (A) references to clauses, sub-clauses and Schedules are to clauses, sub-clauses and Schedules to, this agreement;

      (B) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

      (C) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      (D) references to a "PERSON" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

      (E) references to "INDEMNIFY" and "INDEMNIFYING" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

      (F) the expressions "BODY CORPORATE", "SUBSIDIARY", "SUBSIDIARY UNDERTAKING" and "PARENT UNDERTAKING" shall have the meaning given in the Companies Acts;

      (G) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (H)   references to times of the day are to London time;

      (I) headings to clauses and Schedules are for convenience only and do not affect the interpretation of this agreement;

      (J) the Schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the Schedules;

      (K)   (i)   the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

            (ii) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.    SALE AND PURCHASE

2.1 ABT hereby agrees to sell or procure the sale of and Inchcape agrees to purchase the Shares with all rights attached or accruing to them at Completion.

2.2 ABT has the right to transfer or procure the transfer of legal and beneficial title to the Shares.

2.3 The Shares shall be free from all charges and encumbrances and from all other rights exercisable by or claims by third parties.

3.    REPAYMENT OF INDEBTEDNESS BY THE COMPANY TO ABT

3.1 As at the date of this agreement, the Company owes L136,243 to ABT which ABT confirms is an interest free loan repayable on demand. Inchcape undertakes that, provided the License and Services Agreement has been executed and delivered, it will procure the valid repayment by the Company of such indebtedness, without interest, to ABT at Completion or within 2 Business Days of Completion.

3.2 Inchcape confirms that until such time as the License and Services Agreement is validly terminated or, if earlier, until such time as Inchcape ceases to own the entire beneficial interest in 50% or more of the issued share capital of the Company or at least 50% of the votes generally exercisable at any general meeting thereof, it will provide or procure for the Company such finance as shall be necessary to ensure the adequate funding of the Company to enable it to meet its obligations under the License and Services Agreement.

4.    CONSIDERATION

4.1 The total consideration for the sale of the Shares to Inchcape shall be the payment by Inchcape of the sum of L2.00 in accordance with clause 5 (Completion).

4.2 In the event that, prior to the termination or expiry of the License and Services Agreement, Inchcape or any member of the Inchcape Group sells any or all of the

      Shares or any interest therein to a third party, otherwise than pursuant to clause 12.8, ABT shall be entitled to receive, as additional consideration for the sale of the Shares pursuant to clause 2, an amount equal to 15% of any consideration paid pursuant to such sale. Such amount shall be paid no later than five days following the completion of such sale. If the consideration for the Shares or interest therein to be received pursuant to such sale is other than cash, unless otherwise agreed by ABT and Inchcape, an independent valuer (who shall be an internationally recognised investment banking or accountancy firm, experienced in the valuation of companies carrying on a similar business to that of the relevant third party) shall be appointed by Inchcape to assess the cash equivalent of such non-cash consideration and ABT shall be entitled to receive an amount equal to 15% of the amount of the cash equivalent so determined.

4.3 Inchcape shall notify ABT within five days following the appointment of an independent valuer pursuant to clause 4.2 and, in the event that ABT shall object to the appointment of such independent valuer within five days of being so notified by Inchcape, either Inchcape or ABT may request the President of the Institute of Chartered Accountants in England and Wales to nominate a suitable independent valuer for the purpose of assessing the cash equivalent of the non-cash consideration referred to in clause 4.2 who shall thereupon be appointed by Inchcape as aforesaid.

4.4 Prior to the termination or expiry of the License and Services Agreement, except with the prior consent in writing of ABT (such consent not to be unreasonably withheld or delayed), Inchcape shall not procure or permit any change in the constitution or reorganisation of the affairs of the Company the primary purpose of which is to undermine the commercial intent of the parties as reflected in clause 4.2 above and clause 5.2(b) of the License and Services Agreement. Nothing in this clause 4.4 shall be construed as prohibiting the carrying on of the business of the Company in the ordinary course. Furthermore, nothing in this clause 4.4 shall be construed as prohibiting the directors of the Company from declaring a dividend at any time or incurring borrowings for the purpose of paying such a dividend or as requiring ABT's prior written consent in relation thereto.

5.    COMPLETION

5.1 Completion shall take place immediately after signature of this agreement at the offices of Inchcape's Solicitors at 35 Basinghall Street, London EC2V 5DB.

5.2 At Completion ABT shall do those things listed in Schedule 1 (Completion Arrangements).

5.3 Inchcape shall not be obliged to complete this agreement unless ABT complies fully with the requirements of sub-clause 5.2 and Schedule 1 (Completion Arrangements).

5.4 Payment of the amount stated in clause 4 (Consideration) in accordance with Schedule 1 (Completion Arrangements) shall constitute payment of the consideration for the Shares and shall discharge the obligations of Inchcape under clause 2 (Sale and Purchase).

6.    ABT'S WARRANTIES AND COVENANTS

6.1 ABT represents and warrants to Inchcape that each of the Warranties is accurate in all respects and not misleading at the date of this agreement and accepts that Inchcape is entering into this agreement in reliance upon each of the Warranties.

6.2 ABT undertakes to disclose in writing to Inchcape anything which is or may constitute a breach of or be inconsistent with any of the Warranties as soon as reasonably practicable after it comes to the notice of ABT both before, at the time of and after Completion.

6.3 ABT undertakes (if any claim is made against it in connection with the sale of the Shares to Inchcape) not to make any claim against the Company or any director, employee or adviser of the Company on whom it may have relied before agreeing to any terms of this agreement.

6.4 Each of the Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this agreement.

6.5 No claim shall be brought under any of the Warranties unless the aggregate liability of ABT in respect of all claims thereunder exceeds L5,000 (in which event Inchcape shall be entitled to damages in respect of the full amount of such claims and not just the excess) provided that the total liability of ABT under the Warranties shall not in any event exceed L136,243. No claim shall be brought against ABT in respect of any of the Warranties unless Inchcape shall have given ABT written notice of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim (but not necessarily the amount claimed in respect thereof) on or before the date falling eighteen months after the Completion Date PROVIDED THAT the liability of ABT in respect of any such claim shall absolutely determine if such claim has not previously been satisfied, settled or withdrawn unless legal proceedings in respect thereof shall have been commenced against ABT within 9 months of the giving of the notice as aforesaid.

6.6 Upon Inchcape becoming aware of any possible claim in respect of any of the Warranties, Inchcape shall:

      (A)   as soon as practicable notify ABT thereof by written notice;

      (B) subject to ABT indemnifying Inchcape in a form satisfactory to Inchcape against any liability, cost, damage or expense which may be incurred thereby, take such action and give such information, access and assistance as ABT may reasonably request and ABT shall be entitled to require Inchcape to take or procure to be taken such reasonable action and give such reasonable information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any matter in respect thereof or adjudication with respect thereto and Inchcape shall make no, nor permit any, admission of liability, agreement, settlement or compromise with any third party in relation to any matter giving rise to such claim without the prior written consent of ABT such consent not to be unreasonably withheld or delayed and shall take all action to mitigate any loss suffered by it in respect of which a claim could be made under the Warranties.

6.7 Inchcape shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of any individual breach of the Warranties.

6.8 Inchcape shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if in relation to any fact, matter or circumstance forming the basis of the claim Inchcape or its officers or advisers had actual knowledge of it on or before the date of this agreement.

7.    RESTRICTIONS ON ABT'S BUSINESS ACTIVITIES

7.1 Without prejudice to the terms of the License and Services Agreement, ABT undertakes to procure that each member of the Retained Group of which ABT forms part will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:-

      (A) for so long as the License and Services Agreement is in force, either for its own account, or grant to any third party a licence to, use the Software, or the Business Procedures in connection with the operation of a Local Business in the Territory (and for the purposes of this clause 7.1 (A), "Software", "Business Procedures" and "Local Business" shall have the meaning attributed to them in the License and Services Agreement);

      (B) pass on any copy of the Business Plan to any third party or disclose information derived therefrom concerning numbers of dealers, proposed charges to dealers, amounts paid to any Internet on-line or search engine providers and employee emoluments or Confidential Business Information received by it from the Company to any third party without such third party first having entered into a confidentiality agreement providing, inter alia, that such information shall not be used in any way for the purposes of competing with the Company in the Territory during a minimum period expiring on the earlier of 12 months following the entry into of such confidentiality agreement and 31 December 2000 or during such longer period as ABT using its reasonable endeavours is able to negotiate but in any event not by virtue of this provision expiring later than 31 March 2001.

      (C) for so long as the License and Services Agreement is in force, either for its own account, or grant to any Third Party the right to, use the ABT Brand in connection with a Local Business in the Territory (and for the purposes of this clause 7.1 (C), "ABT Brand" and "Local Business" shall have the meaning attributed to them in the License and Services Agreement);

      (D) neither pending nor within two years after Completion, solicit or entice away from the employment of the Company any person at present an employee of the Company; nor

      (E)   assist any other person to do any of the foregoing things.

7.2 Each undertaking contained in this clause shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind ABT.

8.    RESTRICTIONS ON THE ACTIVITIES OF THE COMPANY, INCHCAPE AND THE INCHCAPE
      GROUP

8.1 For the avoidance of doubt and without prejudice to the terms of the License and Services Agreement, nothing in this agreement shall be construed to prohibit Inchcape, any member of the Inchcape Group or the Company from competing with ABT or any member of the ABT Group outside the Territory provided that it or they, as the case may be, do not utilise the ABT Brand, Documentation, Global Brand Protocols and Software (in each case as defined in the License and Services Agreement) in the Territory or otherwise other than as permitted pursuant to the License and Services Agreement.

8.2 Inchcape undertakes to procure that no information disclosed to it or to the Company or any of their respective directors officers employees agents representatives affiliates auditors or other persons acting on their behalf (which information is confidential and not generally known other than as a result of any breach of this undertaking) by ABT or any licensee of ABT and no analyses, compilations, studies, notes or other documents prepared by or for Inchcape or the Company which contain or are based upon such information (including, without limitation, any information which is the subject matter of the License and Services Agreement) shall be disclosed (i) to any other member of the Inchcape Group save that Inchcape shall be permitted to supply such information regarding the financial position and affairs of the Company as shall reasonably be necessary for the purposes of preparation of management and audited accounts of the Inchcape Group of which the Company is a member and otherwise as may be required to enable any holding company thereof to perform its legal and regulatory obligations or (ii) to any third party other than by the Company in accordance with the License and Services Agreement.

8.3 In the event that the License and Services Agreement shall be terminated or upon the Company ceasing to carry on business or being placed into liquidation, Inchcape shall procure that the name of the Company (and any entity controlled thereby) is changed so as no longer to include the name, initials, trademark, service mark or logo or any reference to the name, initials, trademark, service mark or logo of ABT or any variation thereof or name, initials, trademark, service mark or logo that may reasonably be confused therewith.

9.    ACCESS

      As from the date of this agreement, Inchcape and any persons authorised by it will be given full access to the premises at Central Business Exchange II, West Wing 382-390 Midsummer Boulevard, Central Milton Keynes, MK9 2RG or any other premises from where the Company carries on business and all the Books and Records and title deeds of the Company and the directors and employees of the Company and the Company will be instructed to give promptly all information and explanations to Inchcape or any such persons as they may request.

10.   EFFECT OF COMPLETION

      Any provision of this agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this agreement shall remain in full force and effect notwithstanding Completion.

11.   REMEDIES AND WAIVERS

11.1 No delay or omission by any party to this agreement in exercising any right, power or remedy provided by law or under this agreement shall:-

      (A)   impair such right, power or remedy; or

      (B)   operate as a waiver thereof

11.2 The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.3 The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

12.   RESTRICTIONS ON SHARE TRANSFERS

12.1  Inchcape shall not (other than to a Group Transferee (as defined in clause
      12.8 below)) transfer, by one or more transactions, 50% or more of the Shares or any interest therein for a period of 365 days from the Launch Date (as defined in the License and Services Agreement). Subject to the provisions of this clause 12, Inchcape is and shall be entitled to transfer up to (but not including) 50% of the Shares or any interest therein by one or more transactions at any time after Completion.

12.2 If, without prejudice to clause 12.1 and subject to clause 12.8, prior to or within the one year period following the termination or expiry of the License and Services Agreement, Inchcape wishes to transfer any Shares or any interest therein (the "SALE SHARES") to a third party, Inchcape shall give to ABT notice in writing (a "TRANSFER NOTICE") of such desire together with details of any proposed third party purchaser thereof (the "THIRD PARTY PURCHASER"), the purchase price and other material terms agreed between Inchcape and the Third Party Purchaser and such Transfer Notice shall constitute an offer made by Inchcape to ABT to acquire the Sale Shares on the terms specified in the Transfer Notice. A Transfer Notice shall, except as hereinafter provided, be irrevocable.

12.3 On receipt of the Transfer Notice, ABT shall have the right to purchase all (but not some only) of the Sale Shares on the terms specified in the Transfer Notice by giving written notice (the "ACCEPTANCE NOTICE") to Inchcape within 1 month of the later of receipt of the Transfer Notice and the delivery to ABT of a copy of the report of any independent valuer appointed pursuant to clause 12.5.

12.4 ABT shall become bound to purchase the Sale Shares following the giving of the Acceptance Notice to Inchcape. In such event, completion of the sale and purchase of the Sale Shares shall take place within thirty days after the giving of such Acceptance Notice. At such completion the transferor shall deliver the Sale Shares free and clear of any liens, claims, options, charges, encumbrances and third party rights howsoever arising. ABT shall deliver, at closing, payment due from it in full in immediately available funds for the Sale Shares. Each of the parties shall use its reasonable endeavours to take or procure the taking of all such actions and to execute or procure the execution of such additional documents as are otherwise necessary or appropriate in connection therewith.

12.5

      (i) In the event that the consideration for the Sale Shares to be offered by the Third Party Purchaser is other than cash, an independent valuer (who shall be an internationally recognised investment banking or accountancy firm, experienced in the valuation of companies carrying on a similar business to that of the Third Party Purchaser) shall be appointed by Inchcape to assess the cash equivalent of such non-cash consideration and if, pursuant to clause 12.4, ABT shall become bound to purchase the Sale Shares, ABT shall deliver at closing to Inchcape an amount equal to the amount of the cash equivalent so determined.

      (ii) Inchcape shall notify ABT within five days following the appointment of an independent valuer pursuant to clause 12.5(i) and, in the event that ABT shall object to the appointment of such independent valuer within five days of being so notified by Inchcape, either Inchcape or ABT may request the President of the Institute of Chartered Accountants in England and Wales to nominate a suitable independent valuer for the purpose of assessing the cash equivalent of the non-cash consideration referred to in clause 12.5(i) who shall thereupon be appointed by Inchcape as aforesaid.

12.6 In the event that ABT do not exercise their pre-emption rights pursuant to clauses 12.2, 12.3 and 12.4 to acquire all (but not some only) of the Sale Shares, Inchcape shall (subject as hereinafter provided and to clause 4.2 (deferred consideration) be entitled to transfer the Sale Shares on a bona fide arm's length sale for the consideration, whether cash or non-cash consideration and other terms and, to the Third Party Purchaser if any specified in the Transfer Notice PROVIDED THAT

      (A) such transfer shall have been completed within a period of 180 days after the date of the Transfer Notice; and

      (B)   if, as a result of such proposed transfer (and subject to sub-clause
            (D) below) Inchcape shall cease to own the entire beneficial interest in 50% or more of the issued share capital of the Company or at least 50% of the votes generally exercisable at any general meeting thereof, Inchcape shall obtain ABT's prior written consent to such transfer, such consent not to be withheld where evidence and commitments are provided to the reasonable satisfaction of ABT that the Third Party Purchaser is financially able and willing to guarantee the actual and contingent payment obligations of the Company to ABT pursuant to the License and Services Agreement;

      (C)   if, as a result of such proposed transfer (and subject to sub-clause
            (D) below) Inchcape shall continue to own the entire beneficial interest in 50% or more of the issued share capital of the Company or at least 50% of the votes generally exercisable at any general meeting thereof, Inchcape shall obtain ABT's prior written consent to such transfer, such consent not to be unreasonably withheld or delayed; and

      (D) with respect to any proposed transfer of Shares permitted pursuant to this clause 12.6, Inchcape shall not transfer the Shares to a competitor.

      For the purposes of this clause 12.6 "COMPETITOR" means any entity either in or outside the Territory which provides an independent (meaning an entity not primarily concerned with the sale of products of the Group of which it is a member) Internet on-line car buying service for new and used cars at the time the Transfer Notice is served by Inchcape on ABT (the "RESTRICTED BUSINESS") (except that the definition of "competitor" shall not in any circumstances apply to a body corporate which holds not more than 10 per cent. of any class of voting shares, or securities which are convertible into securities which themselves carry voting rights, or options to acquire any class of securities which themselves carry voting rights in an entity carrying on the Restricted Business).

12.7 Without prejudice to clause 12.5, each of the parties hereby agrees that, as between themselves, all transfers provided for in this clause 12 shall be made only for consideration payable in cash (U.S. dollars and/or UK pounds sterling).

12.8 Inchcape shall be entitled at any time to transfer any of the Shares held by it to a company which is a member of its Group ("GROUP TRANSFEREE"). Any Group Transferee acquiring Shares pursuant hereto shall be deemed to enjoy the same rights and be deemed to be subject to the same obligations as Inchcape under this clause 12. Inchcape shall remain a party to this agreement and undertakes to ABT to procure the performance by such Group Transferee of such obligations as if such Group Transferee were a party to this agreement and to indemnify ABT from and against the breach by such Group Transferee of any of its deemed obligations under this agreement. Inchcape undertakes to procure that, if any such Group Transferee is to cease at any time to be a member of such Group, such Group Transferee prior to so ceasing shall have transferred all of the Shares held by it at the time in question to Inchcape or to another member of such Group pursuant to and in accordance, mutatis mutandis, with the provisions of this clause 12.

12.9 For the purposes of this clause 12, "transfer" shall include, without limitation: sale, assignment, transfer and creating or permitting to subsist any mortgage, charge, pledge or lien or other security interest or encumbrance other than a Permitted Security Interest. Inchcape shall at any time be entitled to create a Permitted Security Interest in respect of all or any of the Shares provided that it shall have given prior written notice to ABT of its intention to make such mortgage, charge or pledge prior to effecting the same, specifying the name and address of the mortgagee, chargee or pledgee and representing that such mortgagee, chargee or pledgee has agreed that the provisions of this clause 12 shall be applicable to such Shares.

13.   FURTHER ASSURANCE

      ABT shall from time to time at its own cost, on being required to do so by Inchcape, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to Inchcape as Inchcape may reasonably request and consider necessary for giving full effect to this agreement and securing to Inchcape the full benefit of the rights, powers and remedies conferred upon Inchcape in this agreement.

14.   ENTIRE AGREEMENT

14.1 For the purpose of this clause, "PRE-CONTRACTUAL STATEMENT" means a draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the Share Purchase Documents or any of them (as defined in sub-clause 14.2) made or given by a party to any of the Share Purchase Documents or any other person at any time prior to execution of the Share Purchase Documents.

14.2 This agreement, any disclosures notified by ABT to Inchcape in writing in relation to the Company, and any other documents referred to in this agreement (the "SHARE PURCHASE DOCUMENTS") constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

12.10 Inchcape undertakes to procure that, during such time as it controls 50% or more of the Shares, no change shall be made in the rights conferred by the Shares and no shares in the capital of the Company shall be allotted or issued without the prior written consent of ABT such consent not to be unreasonably withheld or delayed PROVIDED THAT nothing in this clause shall present an increase in the authorised share capital of the Company or the allotment and/or issue of any additional Shares to Inchcape.

14.3 Except to the extent repeated in any of the Share Purchase Documents, the Share Purchase Documents supersede and extinguish any prior
      Pre-contractual Statement relating thereto.

14.4 Each party acknowledges that in entering into the Share Purchase Documents or any of them on the terms set out therein, it is not relying upon any Pre-contractual Statement which is not expressly set out therein.

14.5 None of the parties shall have any right of action against any other party to this agreement arising out of or in connection with any Pre-contractual Statement (except in the case of fraud).

14.6 This agreement may only be varied in writing signed by each of the parties.

15.   NOTICES

15.1 Any notice or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing (other than writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purposes of this clause). For the avoidance of doubt, faxes are permitted.

15.2 Any such notice or other communication shall be addressed as provided in sub-clause 15.3 and, if so addressed, shall be deemed to have been duly given or made as follows:-

      (A) if sent by personal delivery, upon delivery at the address of the relevant party;

      (B) if sent by first class post, four Business Days after the date of posting; and

      (C)   if sent by facsimile, when despatched;

      PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

15.3 The relevant addressee, address and facsimile number of each party for the purposes of this agreement, subject to sub-clause 15.4, are:-

      Name of Party       Name of addressee        Address                Facsimile No.
      -------------       -----------------        -------                -------------
      Inchcape            F.A.O. Managing          33 Cavendish Square,   0171 546 8444
      Automotive          Director                 London, W1M 9HF
      Limited

      autobytel.cominc.   F.A.O. Chief Executive   11872 MacArthur        001949 225
                          Officer                  Boulevard              4401
                                                   Irvine
                          and                      California 92612

      autobytel.cominc    F.A.O. Senior Resident   One Canada Square,     0171 519 7070
                          Partner, Skadden,        Canary Wharf,
                          Arps, Slate, Meagher     London E14 5DS
                          & Flom LLP

15.4 A party may notify the other parties to this agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of sub-clause 15.3 PROVIDED THAT such notification shall only be effective on:-

      (A) the date specified in the notification as the date on which the change is to take place; or

      (B) if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

15.5 The provisions of this clause 15 (Notices) shall not apply in relation to the service of Service Documents.

16.   ANNOUNCEMENTS

16.1 Subject to sub-clause 16.2, no announcement concerning the sale of the Shares by ABT to Inchcape or any ancillary matter shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

16.2 Either party may make an announcement concerning the sale of the Shares or any ancillary matter if required by:-

      (A)   the law of any relevant jurisdiction; or

      (B) any securities exchange or regulatory authority or governmental body or quasi-governmental department or agency to which either party is subject, wherever situated, including (without limitation) the London Stock Exchange Limited or The Panel on Takeovers and Mergers, whether or not the requirement has the force of law, in which case the party concerned shall take all such steps as are reasonable and practicable in the circumstances to agree the contents of such announcement with the other party before making such announcement.

16.3 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

17.   RESTRICTIVE TRADE PRACTICES ACT 1976

      If there is any provision of this agreement, or of any agreement or arrangement of which this agreement forms part, which causes or would cause this agreement or that agreement or arrangement to be subject to registration under RTPA 1976, and this agreement or that agreement or arrangement is not a non-notifiable agreement under RTPA 1976 then that provision shall not take effect until the day after particulars of this agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 RTPA 1976.

18.   COSTS AND EXPENSES

      Except as otherwise stated in this agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this agreement and all other documents referred to in it and ABT confirms that no expense of whatever nature relating to the sale of the Shares has been or is to be borne by the Company.

19.   COUNTERPARTS

      This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

20.   TIME OF ESSENCE

      Except as otherwise expressly provided, time is of the essence of this agreement.

21.   INVALIDITY

      If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

      (A) the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

      (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

      provided that the commercial affect of this agreement shall not be materially altered as a result thereof.

22.   CHOICE OF GOVERNING LAW

      This agreement shall be governed by and construed in accordance with English law.

23.   JURISDICTION

      The parties to this agreement irrevocably agree for the exclusive benefit of Inchcape that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this agreement and that accordingly any Proceedings may be brought in the English courts. Nothing contained in this clause 23 shall limit the right of Inchcape to take Proceedings against ABT in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

24.   AGENT FOR SERVICE

24.1 ABT irrevocably appoints Skadden, Arps, Slate, Meagher & Flom LLP of One Canada Square, Canary Wharf, London E14 5DS to be its agent for the service of process in England. It agrees that any writ, summons, order, judgment or other document relating to or in connection with any Proceedings ("SERVICE DOCUMENT") may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

24.2 Any Service Document shall be deemed to have been duly served if marked for the attention of the Senior Resident Partner, Skadden, Arps, Slate, Meagher & Flom LLP at One Canada Square, Canary Wharf, London E14 5DS or such other address within England or Wales as may be notified and:

      (A)   left at the specified address; or

      (B)   sent to the specified address by first class post.

      In the case of (A), the Service Document shall be deemed to have been duly served when it is left. In the case of (B), the Service Document shall be deemed to have been duly served two clear Business Days after the date of posting.

24.3 If the agent at any time ceases for any reason to act as such, ABT shall appoint a replacement agent having an address for service in England or Wales and shall notify Inchcape of the name and address of the replacement agent. Failing such appointment and notification, the Company shall be entitled by notice to ABT to appoint a replacement agent to act on ABT's behalf. The provisions of this clause 24 applying to service on an agent apply equally to service on a replacement agent.

24.4 A copy of any Service Document served on an agent shall be sent by post to ABT. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

                                   SCHEDULE 1
                            (COMPLETION ARRANGEMENTS)

At Completion:-

1. ABT shall deliver to Inchcape or Inchcape's Solicitors a duly executed transfer in respect of the Shares in favour of Inchcape or such person as Inchcape may nominate and share certificates for the Shares in the name of ABT (or other relevant transferor) and any power of attorney under which any transfer is executed on behalf of ABT or nominee;

2. ABT shall deliver to Inchcape (or to any person whom Inchcape may nominate) such of the following as Inchcape may require:-

      (A) the statutory books (which shall be written up to but not including the Completion Date), the certificate of incorporation (and any certificate of incorporation on change of name) and common seal (if any) of the Company; and

      (B) a copy of the minutes of a duly held meeting of the directors of ABT authorising the execution by ABT of this agreement (such copy minutes being certified as correct by an officer of ABT);

3. ABT shall procure the present directors and secretary of the Company (other than Kevin Turnbull) to resign their offices as such and to relinquish any rights which they may have under any contract of employment with the Company or under any statutory provision including any right to damages for wrongful dismissal, redundancy payment or compensation for loss of office or unfair dismissal, such resignations to be tendered at the board meetings referred to in paragraph 4;

4.    ABT shall procure a board meeting of the Company to be held at which:-

      (A) it shall be resolved that the transfers relating to the Shares delivered pursuant hereto shall be approved for registration and (subject only to the transfers being duly stamped) Inchcape (or such person as Inchcape may nominate) be registered as the holder of the Shares concerned in the register of members;

      (B) each of the persons nominated by Inchcape shall be appointed directors and/or secretary, as Inchcape shall direct, such appointments to take effect on the Completion Date;

      (C) the resignations of the directors and secretary referred to in paragraph 3 above shall be tendered and accepted so as to take effect at the later of Completion and the close of the meeting and each of the persons tendering his resignation shall deliver to the Company an acknowledgement executed as a deed that he has no claim against the Company for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other account whatsoever and that no agreement or arrangement is outstanding under which the Company has or could have any obligation to him;

(D) all existing instructions to banks shall continue. However, the existing bank mandates will be amended to reflect the appointment of new directors;

(E) the situation of the registered office shall be changed to such address as Inchcape may nominate and (subject to the provisions of the Companies
      Acts) the accounting reference date shall be changed to 31st December;

(F) PricewaterhouseCoopers be appointed auditors of the Company.

ABT shall procure that minutes of the duly held board meeting, certified as correct by the secretary of the Company and the resignations and acknowledgements, referred to are delivered to Inchcape or Inchcape's Solicitors;

Inchcape shall pay the sum of L2.00 to ABT being the total consideration payable in respect of the Shares.

                                   SCHEDULE 2
                        (REPRESENTATIONS AND WARRANTIES)

The Sellers represent and warrant to Inchcape as follows:-

1.    OWNERSHIP OF THE SHARES

      ABT is the sole beneficial owner of the Shares set opposite its name in
      Schedule 3 (Ownership of the Shares), and such shares in aggregate constitute the entire issued and allotted share capital of the Company.

2.    CAPACITY OF ABT

2.1 ABT is duly incorporated and has the requisite power and authority to enter into and perform this agreement.

2.2 This agreement constitutes binding obligations of ABT in accordance with its terms.

2.3 The execution and delivery of, and the performance by ABT of its obligations under, this agreement is within its powers, has been duly authorised by all necessary action on its part and so far as it is aware does not, and will not, violate any provision of law or any rule, regulation, order, writ, judgment, decree or other determination presently in effect applicable to it or its constitutional documents.

3.    ARRANGEMENTS BETWEEN THE COMPANY AND ABT

      Save in respect of indebtedness of L136,243 referred to herein owing by the Company to ABT (to be repaid in accordance with clause 3 (Repayment of Indebtedness by the Company to ABT)), no indebtedness (actual or contingent) and no contract or arrangement other than at arm's length is outstanding between the Company and ABT or any person required to resign as a director of the Company pursuant to Schedule 1.

4.    GROUP STRUCTURE, ETC.

4.1   The Shares are fully paid up.

4.2 There is no agreement or commitment outstanding with or by the Company which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of the Company.

5.    OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

5.1 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

5.2 So far as ABT is aware, no option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of the Company is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

6.    CONTRACTS AND COMMITMENTS, LIABILITIES

6.1 So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), the Company has no material liabilities (whether actual, contingent, unqualified, disputed or otherwise) including, without limitation, contracts, arrangements with, and commitments to, third parties, insurance policies and borrowings which are not disclosed by ABT in Schedule 5 (List of Commitments and Liabilities of the Company).

6.2 ABT has not entered into any agreement with the Company other than the subscription of the Shares, the memorandum and articles of association of the Company (as amended by written resolution dated 29th October 1998), the License and Services Agreement and matters concerning the indebtedness referred to in clause 3.1 and the indebtedness of the Company to Inchcape Motors International plc or Inchcape as the case may be referred to in paragraph 1.2 of Schedule 5.

7.    INSOLVENCY

7.1 So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

7.2 So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), no administration order has been made and no petition for such an order has been presented in respect of the Company and no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or all or any of its assets.

7.3 So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), no unsatisfied judgment is outstanding against the Company.

8.    LITIGATION

      So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), the Company is not engaged in any litigation or arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise, and no litigation or arbitration, administrative or criminal proceedings by or against the Company is pending, threatened or expected and so far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal proceedings or to any proceedings against any director or employee (past or present) of the Company in respect of any act or default for which the Company might be vicariously liable.

9.    DELINQUENT AND WRONGFUL ACTS

9.1 So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), the Company has not committed or is liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise.

9.2 So far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull), the Company has not received notification that any investigation or inquiry is being or has been conducted by any governmental or other body in respect of the affairs of the Company and ABT (having made no specific enquiry other than of Kevin Turnbull) is not aware of any circumstances which would give rise to such investigation or inquiry.

10.   INTELLECTUAL PROPERTY

      The Company has applied for registration as a data user and so far as ABT is aware (having made no specific enquiry other than of Kevin Turnbull) the Company has complied with the Data Protection Principles as set out in the Data Protection Act 1984.

11.   THE ACCOUNTS AND TAX

      The Company not realised any taxable profits other than the invoice dated 19th October 1998 from the Company to Inchcape or chargeable gains since incorporation and the Company has not engaged in any transactions or agreements with ABT or any member of the ABT Group other than those transactions and agreements referred to in Warranty 6.2 above.

                                          SCHEDULE 3
                                  (OWNERSHIP OF THE SHARES)

Name and address of, and numbers of Shares beneficially owned by, ABT

                                                               Number of
                                                                Ordinary
    Full name                     Registered address          Shares owned
    ---------                     ------------------          ------------
    autobytel.cominc.           18872 MacArthur                     2
                                Boulevard, Irvine,
                                California 92612, USA

Name and address of registered holder of Shares in the Company

                                                               Number of
                                                                Ordinary
    Full name                     Registered address          Shares owned
    ---------                     ------------------          ------------
    Auto-by-Tel International     18872 MacArthur                   2
    LLC                           Boulevard, Irvine,
                                  California 92612, USA

                                   SCHEDULE 4
                      (BASIC INFORMATION ABOUT THE COMPANY)

1.    Registered number               :  03470555

2.    Date of incorporation           :  19th November, 1997

3.    Place of incorporation          :  England

4.    Address of registered office    :  One Canada Square
                                         39th Floor
                                         London
                                         E14 5DS

5.    Class of company                :  Private company limited by shares

6.    Authorised share capital        :  L1,000 divided into 1000 ordinary shares of
                                         L1.00 each

7.    Issued share capital            :  2 ordinary shares of L1.00 each

8.    Directors:
      Full name                       Usual residential address                         Nationality

      Mark Wayne Lorimer              18872 MacArthur Blvd.                             American
                                      Suite 200
                                      Irvine
                                      California
                                      USA 92612

      Robert Steven Grimes            152 West 57th Street                              American
                                      24th Floor
                                      New York
                                      New York 10019
                                      USA

      Kevin Hugh Burgoyne             9, Cedar Grange                                   British
      Turnbull                        Harrogate
                                      N. Yorks HG2 9NY

9.    Secretary:
      Full name                       Usual residential address

      Mark Wayne Lorimer              18872 MacArthur Blvd.                             American
                                      Suite 200
                                      Irvine
                                      California
                                      USA 92612

10.   Accounting reference date       :  30th November

11.   Tax residence                   :  UK

12.   Business activities             :  Electronic commerce

                                   SCHEDULE 5
              (LIST OF COMMITMENTS AND LIABILITIES OF THE COMPANY)


1.    Indebtedness of the Company

1.1 The Company has an interest-free loan, repayable on demand from ABT in the amount of L136,243 to be repaid in accordance with clause 3.1.

1.2 The Company has an interest-free loan, repayable on demand from Inchcape Motors International plc in the amount of L200,000 and an interest-free loan from Inchcape Motors International plc in the amount of L245,372 (as at 31st October, 1998) relating to payroll and other expenses for K. Turnbull and S. Butler who are at present on the payroll of Inchcape Motors International plc. On Completion, both such debts will be assigned by Inchcape Motors International plc to Inchcape Automotive Limited.

2.    Assets

      The following assets were purchased and acquired by Inchcape Motors International p1c. The costs of the following assets will be reimbursed to Inchcape Motors International plc on or after Completion.

      ITEM OF HARDWARE               QUANTITY         PRICE EACH(L)         VALUE(L)
      ----------------               --------         -------------         --------
      Deskpro EP6266X with               5              1,096.84            5,484.20
      monitor, keyboard, modem,
      multimedia 32mb 5dram

      Satellite Pro 480CDT with          5              1,991.39            9,956.95
      modem, 32mb

      HP 670C Deskjet                    8                112.15              897.20

      Laserjet 6NP                       1                564.51              564.51

      Laserjet 3100                      1                473.44              473.44

      Tecra 780DVD with modem            3
      and E link card                                   2,788.80           11,155.20

      Infocus 420 PC Projector           2              3,063.33            6,126.66

      HP Scanjet 5100C                   1                149.78             149.78

      HP Deskjet 720C                    1                157.31             157.31

      2 laptops from Inchcape            2           Value not known   Value not known

      Kevin Turnbull
      Keyboard                           1                 66.00              66.00
      Monitor                            1                165.95             165.95

      Card Station                       1                236.55             236.55

      Printer Switch                     2                125.00             250.00

      Mouse                              6                 25.00             150.00
      SUB-TOTAL                                                          L35,833.75
                                                                         ==========
      Brought forward total                                              L35,833.75
                                                                         ==========

Software/Other items                   Quantity          Price each(L)            Value(L)
--------------------                   --------          -------------            --------
MS Office Standard                        14                 319.56               4,474.72

MS Access                                  1                 330.00                 330.00

MS Project                                 1                 308.00                 308.00

Corel Draw                                 1                 261.00                 261.00

MS Schedule                                1                  73.00                  73.00

Configuration of PC's                      1               1,960.00               1,960.00


Modem Cards                                7                 131.18                 918.26

Extra 32mb RAM                             5                  91.40                 457.00

Network Cards                              5                  80.55                 402.75

Cables and sundry equipment                                                         108.50

Sub-total                                                                       L 9,293.23
                                                                                ==========
TOTAL                                                                           L45,126.98
                                                                                ==========

3.    Summary of Employees' Contracts


                                   Date of
               Date of offer       acceptance          Starting date                      Summary of employment
Name of        of                  of                  for                                terms including annual
Employee       employment          employment          employment          Position       salary & bonus
------------   -------------       ------------        --------------      ----------     ----------------------------
1. Kevin       13th January,       N/A                 15th January,       Chief          L125,000 plus bonus in the
   Turnbull    1998                                    1998                Executive      two calendar years (i.e.
                                                                                          1998 and 1999) of up to
                                                                                          40% of base salary; in third
                                                                                          to fifth calendar years of


---------------------------------------------------------------------------------------------------------------------
                 Date of offer       Date of        Starting date                     Summary of employment
Name of          of                  acceptance     for                               terms including annual
Employee         employment          of employment  employment          Position      salary & bonus
---------------------------------------------------------------------------------------------------------------------
                                                                                      employment, a profit share
                                                                                      of 5% of profit before tax
                                                                                      capped at L250,000 per
                                                                                      annum. Pension contribution
                                                                                      is 15% of base salary per
                                                                                      annum; two company cars.
                                                                                      Employment contract is
                                                                                      terminable on six months'
                                                                                      notice.

                                                                                      Salary is currently being
                                                                                      paid by Inchcape Motors
                                                                                      International plc.
---------------------------------------------------------------------------------------------------------------------
2. Suzanne       19th March,         23rd March,    24th March,         Manager, PR   L30,000 plus bonus of
   Butler        1998                1998           1998                & Events      of up to 20% of base salary;
                                                                                      company car. Salary is
                                                                                      currently being paid by
                                                                                      Inchcape Motors
                                                                                      International plc.
---------------------------------------------------------------------------------------------------------------------
3. Nicola        29th                30th           26th October,       Operations/   L16,000. No pension
   Young         September,          September,     1998                Customer      benefits.
                 1998                1998                               service
---------------------------------------------------------------------------------------------------------------------
4. Jordanna      10th May,           12th May,      18th May,           Regional      L30,000 plus bonus of up
   Goswell       1998                1998           1998                Training      to 20% of base salary;
                                                                        Manager       company car.
---------------------------------------------------------------------------------------------------------------------
5. Jonathan      17th May,           10th July,                         Operations    L75,000 plus bonus of
   Beveridge     1998                1998                               Director      up to L25,000. During
                                                                                      first year of employment,
                                                                                      L10,000 of the potential
                                                                                      bonus payment is guaranteed;
                                                                                      pension contribution is 10%
                                                                                      of base salary per annum;
                                                                                      company car. Employment
                                                                                      contract is terminable on
                                                                                      six months' notice.
---------------------------------------------------------------------------------------------------------------------



Name of           Date of offer     Date of             Starting date          Position             Summary of employment
Employee          of                acceptance          for                                         terms including annual
                  employment        of                  employment                                  salary & bonus
                                    employment


6. Alan           17th May,         18th May,           18th May,              Regional             L35,000 plus bonus of up to
   Crane          1998              1998                1998                   Sales                20% of base salary;
                                                                               Manager              company car

7. Derek          28th May,         28th May,           1st July,              Regional             L30,000 plus bonus of up to
   Mars           1998              1998                1998                   Training             20% of base salary;
                                                                               Manager              company car

8. Marianne       10th June,        20th June,          29th June,             Call Centre          L25,000 plus bonus of
   Kilsby         1998              1998                1998                   Manager              Pound 3,000 based on agreed
                                                                                                    achievement objectives

9. Nigel          16th June,        --                  --                     Regional             L36,000 plus bonus of up to
   White          1998                                                         Sales                20% of base salary;
                                                                               Manager              company car

10. Roger         24th June,        4th July,           17th August,           Financial            L40,000 plus bonus of up to
    Keith         1998              1998                1998                   Controller           20% of base salary;


11. Peter         30th June,        2nd July,           6th July,              Regional             L35,000 plus bonus of up to
   Bradshaw       1998              1998                1998                   Sales                20% of base salary;
                                                                               Manager              company car

12. Nick          3rd July,         6th July,           3rd August,            Regional             L37,000 plus bonus of up to
   Deacon         1998              1998                1998                   Sales                20% of base salary; pension
                                                                               Manager              contribution of 5% of base
                                                                                                    salary; company car

13. Paul          7th July,         --                  --                     Business             L40,000 plus bonus of up to
   Donaldson      1998                                                         Development          20% of base salary;
                                                                               Manager              company car


14. Roger         20th August,      24th August,        21st September,        Regional             L30,000 plus bonus of up to
   Haymer         1998              1998                1998                   Training             20% of base salary; pension
                                                                               Manager              contribution of 5% of base
                                                                                                    salary per annum; company car


Name of        Date of offer    Date of      Starting date   Position       Summary of employment
Employee       of               acceptance   for                            terms including annual
               employment       of           employment                     salary & bonus
                                employment

15. Jonathan   4th              7th          12th October,   IT Manager     L40,000 plus bonus of up to
    Matthews   September,       September,   1998                           20% of base salary; pension
               1998             1998                                        contribution of 5% of base
                                                                            salary; company car
                                                                            allowance of L4,000 per annum.

16. Dharmesh   30th October,    2nd          1st             Database       L20,000 plus bonus of up to
    Chudasama  1998             November,    December,       Administrator  20% of base salary; pension
                                1998         1998                           contribution of 5% of base salary.

      Unless otherwise stipulated above, all employment contracts are terminable by either party on one month's notice in writing. Unless otherwise stipulated, the above employment contracts provide for pension contributions on terms to be agreed as and when the pension scheme is established. There will be a period of service requirement before employees will be eligible to join the proposed scheme.

4.    PAYE/National Insurance

      All liabilities in respect of PAYE and National Insurance contributions in respect of all employees of the Company (other than Kevin Turnbull and Suzanne Butler who are on the payroll of Inchcape Motors International p1c as at the date of this agreement) have been fully-paid and no liabilities in respect of PAYE and National Insurance are outstanding as at the date of this agreement.

5.    List of motor dealers visited and details of commitments (if any) made

      Document 5A shows the list of motor dealers who have been visited by the Company. Those dealers who are highlighted have made a verbal commitment to the Company to operate the ABT service and to reserve the appropriate postcode territory for the supply of new car sales. One dealer, Elt Brothers (AC) in the Birmingham postal district has written to the Company agreeing to operate the ABT service. However, the terms on which Elt Brothers (AC) would be involved are contingent upon a formal dealer agreement being signed.

      No dealer has yet entered into a legally binding contract with the Company.

6.    Direct Marketing programme

      A direct marketing campaign has been commenced in-house by the Company which targets the top car dealer groups and resulted in up to 200 direct mail pieces being

[*] Confidential Treatment Requested
      sent out. The mailing comprised a letter, corporate brochure and one colour advert of the Company. Each of the mailing pieces cost L0.40. This direct marketing campaign commenced at the beginning of September 1998 and continued through October 1998. This campaign will be extended through the November/December 1998 period to the next volume tier of car dealer groups. Up to 2,500 direct mail pieces will be sent out during this period.

7.    Public relations cost

      The Company has employed the services of a public relations agency, Quadrangle Communications Limited who receive a monthly retainer of L7,000 excluding VAT. A spreadsheet for the trade launch campaign is attached as Document 5B.

8.    Information providers; Finance & Insurance Companies

      The Company has contacted CAP (emap National Publications Limited), Glass's Guides (Glass's Information Services Limited), JATO (Jato Dynamics Limited) and the BBC (British Broadcasting Corporation) with a view to such companies and corporation becoming involved in the capacity of information providers to the Company to support the information content on the Company's website. No formal agreement has been entered into with any of the parties.

      The Company is currently in discussions with certain finance and insurance companies who could supply services for the Company's website: GE Capital AFS, Capital Bank, Alliance & Leicester Bank, Citibank, General Accident, Eagle Star and London & General Holdings. As at the date of this agreement, no formal agreement has been entered into with any of these finance and insurance companies.

9.    Manufacturers visited

      A large number of car manufacturers have been visited by the Company but there are no contractual agreements sought or entered into between the Company and any such car manufacturers.

10.   Bank Account Details

      The Company has one current account and one premium account with [*].

      There is one standing order on the Company's Current Account whereby L850.00 per month excluding VAT is paid in respect of Kevin Turnbull's accommodation at "Carriers Cottage". In addition, the Company has issued Kevin Turnbull with a company credit card (Barclaycard DD no. 706602066). The average monthly bill on this credit card is L1,000 including VAT. Otherwise, there are no direct debit or standing order arrangements in relation to either of the Company's accounts.

      As at 23rd November, 1998, the cash ledger amount on the Current Account was L36,322.00. As at 23rd November, 1998, the cash ledger amount on the Business Premium Account was nil.

11.   Data Protection Act

      The Company applied for registration under the Data Protection Act 1984 in the last week of August 1998 and has been granted a temporary registration number PX 3892703.

12.   Premises

      The Company has an outstanding liability of two months' rent for the months of November and December 1998 to Regus UK Limited in the amount of L12,540.

IN WITNESS WHEREOF this agreement has been executed and delivered as a deed on the day and year first before written:


Executed as a deed by                    /s/ MARK WAYNE LORIMER
autobytel.cominc. acting by              ---------------------------------------
Mark Wayne Lorimer


Executed as a deed by INCHCAPE
AUTOMOTIVE LIMITED                       ---------------------------------------
                                         Director

                                         ---------------------------------------
                                         Director/Secretary

IN WITNESS WHEREOF this agreement has been executed and delivered as a deed on the day and year first before written:


Executed as a deed by
autobytel.cominc. acting by              ---------------------------------------
Mark Wayne Lorimer


Executed as a deed by INCHCAPE           [SIG]
AUTOMOTIVE LIMITED                       ---------------------------------------
                                         Director

                                         /s/ R.C. WILLIAMS
                                         ---------------------------------------
                                         Director

                               AUTO-BY-TEL UK LTD

            TIER 2                    FORD                     VAUXHALL                     ROVER
 1 West London                  Dagenham Motors                 Sutton                     Sutton

                                                            Currie Motors/
 2 North London.                Dagenham Motors                West End

 3 East London.                 Dagenham Motors

 4 SouthEast London.            Dagenham Motors             Penfold Motors          Beadle/Sarg&Collins

 5 Southwest London.            Dagenham Motors                 Masters                  Inchcape

 6 Bucks.

 7 Berks.                                                       Inchcape

 8 Oxon.                                                       City Motors

 9 Beds/North Herts.            Dagenham Motors                                          Marshall

10 Herts. (Rest).               Dagenham Motors                 Inchcape

11 NorthEast Essex.               Dover Court

12 SouthWest Essex.               Dover Court               Inchcape/Bristol St.      Bristol Street

13 East Kent.                   Dagenham Motors

14 West Kent.                   Dagenham Motors                                       Beadles Group

15 East Sussex.                 Dagenham Motors

16 West Sussex.                 Dagenham Motors                                      Inchcape/Harwood

17 West Surrey/NorthEast Hants  Doves (Summit Grp)                                      Whichford

18 Surrey (Rest).               Doves (Summit Grp)

19 Hants (Rest).                                           Inchcape/Wessex              Whichford

20 Dorset.                           Vospers                  Tice Poole             Bristol Street

21 Cornwall & Plymouth               Vospers                                           Dale Centre

22 Devon (Rest).                                               Inchcape

23 Somerset/South Avon.

24 North Avon.                  Quartic

25 Wilts.                                                     Approach UK

26 Gloucs.                      Bristol Street              Haines & Strange

27 Hereford & Worcs.            Brooklyn (AC)

28 Warwick & Coventry.          Brooklyn/Corner Cov

29 Birmingham.                  Bristol Street(2)/Quartic   Elt Brothers (AC)            Colliers

30 Black Country.                                                                        Inchcape

31 Shropshire & Stoke-on-Trent     Bristol Street

32 Staffs (Rest).                  Bristol Street

33 Leicester.                      Sandcliffe (AC)              Marshall

                               AUTO-BY-TEL UK LTD

            TIER 2                           FORD              VAUXHALL          ROVER
34 North Notts. & Chesterfield                               Blake (AC)
35 Derby's (Rest).
36 Notts. (Rest).                      Sandicliffe (AC)
37 Lincs.                                                                      Inchcape
38 Northants.
39 Sheffield & Rotherham                                                       Inchcape
40 Barnsley & Doncaster
41 East Yorks.                                               Rydales
42 North Yorks.                        Crystal Motor Group   Rydales
43 Leeds & Bradford
44 Huddersfield & Wakefield.
45 Cleveland.                                                                  South Cleveland
46 Durham.                             M.S.F.
47 Northumberland & Tyneside (Part).
48 Tyneside (Rest) & Wearside                                Bristol Street
49 Cumbria
50 North & West Lancs.
51 South & East Lancs.                 M.S.F.                Duerdens
52 North Merseyside.                   Peoples (AC)          Duerdens
53 Bolton & Wigan.                     M.S.F.                Duerdens
54 Manchester & Salford.                                     Bristol Street
55 Stockport & East Cheshire           Quartic
56 South Merseyside & West Cheshire    M.S.F.
57 Gwent & South Glamorgan.            Thorne (AC)/Inchcape
58 Mid & West Glamorgan.
59 West & Mid Wales.
60 North Wales.
61 Lothian.                            Peoples (AC)          John Martin
62 Dumfries, Galloway & Borders.
63 Ayr.
64 Glasgow.                            Peoples (AC)
65 Outer Strathclyde.
66 Grampian.
67 Highlands & Islands.

                               AUTO-BY-TEL UK LTD

            TIER 2                           FORD              VAUXHALL          ROVER
68 Tayside & Fife.
69 Belfast & N Ireland East.
70 Derry & North Ireland West.
71 Norfolk                             John Grose Ford                         Inchcape
72 Suffolk                             John Grose Ford         Marshall
73 Cambs                               Part Taken John Grose   Inchcape/       Marshall
                                                                Marshall

                               AUTO-BY-TEL UK LTD


               Tier 3                                             Renault                   Peugeot                     VW
               ------                                             -------                   -------                     --
 1       North & West London                                                                                        Dovercourt
 2       North East London
 3       South London.                                       Inchcape/Whitehouse            Charters                Dovercourt
 4       Essex.                                                                             Whichford
 5       Kent.                                                    Whitehouse               Whitehouse               Whitehouse
 6       West/East Sussex.                                                                  Charters
 7       Hants.                                                    Inchcape            Inchcape/Whichford
 8       Herts./South Beds.                                                               Hunts Garage
 9       Berks./South Bucks/South Oxon.
10       Norfolk/Suffolk.
11       Cambs./Lincs.                                                                      Marshall
12       Northants/North Bucks/North Beds/North Oxon         Bristol(2)/Inchcape
13       Leics./South Derby's                                                           Ilkeston Co-op(2)
14       Notts./North Derby's                                                        Blake/Ilkeston Co-op(2)
15       Devon/Cornwall                                     Plymouth Renault Cntr.                                    Inchcape
16       Dorset/Somerset/South Wilts.
17       Avon/North Wilts.                                                                 Craze Bros.          Inchcape/Dovercourt
18       Hereford & Worcs./South Warwick/Gloucs
19       West Midlands (Birmingham & Coventry)North Warwick                                  Colliers
20       West Midlands (Black Country) South Staffs              TG Holdcroft
21       Shropshire/North Wales.                                                                                      Inchcape
22       South Yorks.
23       Humberside.                                                                   Crystal Motor Group
24       West Yorks.                                          M.S.F/Sunwin Motors         Sunwin Motors
25       North York's/Cleveland.                                                                                  Sinclair Garages
26       Gwent/South & Mid Glamorgan.                                                                             Sinclair Garages
27       West Glamorgan/West & Mid Wales.
28       Durham/Wearside.
29       Northumberside/Tyneside.
30       Cumbria/North Lancs.
31       North Merseyside/Southwest Lancs.
32       Greater Manchester/South & East Lancs.                                             Radcliffe             Smith Knight Fay

                               AUTO-BY-TEL UK LTD


               Tier 3                                             Renault                   Peugeot                      VW
               ------                                             -------                   -------                      --
33       Greater Manchester/South & East Cheshire                                       Radcliffe                   Smith Knight Fay
34       South Merseyside/West & Central Cheshire                                                                   Smith Knight Fay
35       Lothian/Borders.                                                              John Martin
36       South Strathclyde/Dumfries & Galloway
37       North Strathclyde.
38       Grampian/Highlands.
39       Tayside/Fife/Central.                                                           Barnetts                       Barnetts
40       Northern Ireland.

                               AUTO-BY-TEL UK LTD



                   Tier 3                       Nissan          Toyota          Fiat        Citroen         BMW           Honda
------------------------------------------   ------------   --------------   ----------   ------------   ----------  --------------
 1  North & West London                                     Inchcape/DNR                                             Currie Motors
                                                            Toyota

 2  North East London                                       Currie

 3  South London.                            Pinewood       Pinewood/Inch/                Sheerwater     Inchcape
                                                            Currie

 4  Essex.                                                  Whichford                                                Whichford

 5  Kent.                                    Whitehouse     Whitehouse                                               Whitehouse

 6  West/East Sussex.                                                                                    Whitehouse

 7  Hants.                                                  Whichford                     Whichford

 8  Herts./South Beds.                                      Currie Motors

 9  Berks/South Bucks/South Oxon.                           Whichford                     Whichford      Inchcape    Marshall/WFord

10  Norfolk/Suffolk.

11  Cambs./Lincs.                            Marshall       Marshall         Marshall     Marshall                   Marshall

12  Northants/North Bucks/North Beds/
    North Oxon                                                                            Marshall

13  Leics./South Derby's                                                                  M.Pritchard

14  Notts./North Derby's                                    Inchcape                      Bristol St.

15  Devon/Cornwall

16  Dorset/Somerset/South Wilts.                            Bristol St.

17  Avon/North Wilts.

18  Hereford & Worcs./South Warwick/
    Gloucs

19  West Midlands (Birmingham &
    Coventry)/North Warwick                  Colliers                                                                Colliers

20  West Midlands (Black Country)            TG H/croft    TG Holdcroft                                              TG Holdcroft(2)
    South Staffs

21  Shropshire/North Wales.

22  South Yorks.

23  Humberside.

24  West Yorks.

25  North York's/Cleveland.                                                               S Cleveland

26  Gwent/South & Mid Glamorgan.

27  West Glamorgan/West & Mid Wales.

28  Durham/Wearside.

29  Northumberside/Tyneside.                 NE Garages

30  Cumbria/North Lancs.                     Masons

31  North Merseyside/Southwest Lancs.

32  Greater Manchester/South &
    East Lancs.                                            Radcliffe

                               AUTO-BY-TEL UK LTD

              Tier 3                Nissan              Toyota               Fiat            Citroen         BMW           Honda
     -----------------------      -----------    --------------------    ------------     ------------    ----------    ------------
33   Greater Manchester/                         Radcliffe/Smith Kni     TG Holdcroft     TG Holdcroft                  Mainland Inv
     South & East Cheshire

34   South Merseyside/                           Mainland Investments                                                   Mainland Inv
     West & Central Cheshire

35   Lothian/Borders.                            John Martin                                                            John Martin

36   South Strathclyde/
     Dumfries & Galloway

37   North Strathclyde.           John Martin                                                                           John Martin

38   Grampian/Highlands.

39   Tayside/Fife/Central.        John Martin                                             John Martin                   John Martin

40   Northern Ireland.


                               AUTO-BY-TEL UK LTD
                               ------------------

                  Tier 4                  Mercedes        Mazda           Hyundai         Volvo         Skoda         Audi
     -------------------------------    -----------   -------------    ------------   ------------   ----------   ------------
1    North & West London/Herts.                                        Ickleford                                  Dovercourt

2    South London.                      Marshall      Currie                                                      Dovercourt

3    Kent/East Sussex.                  Whouse                                                                    Whitehouse

4    Surrey/West Sussex/                              Pinewood                        ???
     North & East Hants.

5    Berks./Oxon./South &                             Whichford                       1/2 Squire &
     Central Bucks.                                                                   1/2 Fawcetts

6    Northeast London/South Essex.      LondonRd

7    Norfolk/Suffolk/Cambs./
     North Essex.

8    Dorset/South West Hants/South &    Mistral       Hyfer Bros.
     Central/Wilts/E. Somerset.

9    Devon/Cornwall/West Somerset.                                                                                Inchcape

10   Avon/Gloucs./North Wilts./                                        Wford                                      InchcapeDovercourt
     Hereford/Worcs.

11   South & Central Wales.             Sinclair                                                                  Sinclair

12   West Midlands/Warwick's.           Inchcape

13   Northants./Beds./North                           Ilkeston Co-op
     Bucks./Leics.

14   Notts./Derby's/Lincs.              Speeds        Ilkeston Co-op   Ilkeston Co-op

15   Staffs./Shropshire/North Wales.    Brooklyn      TG Holdcoft      TG H/Croft                                 Inchcape

16   Merseyside/West Cheshire.

17   Greater Manchester/East Cheshire.                Smith Knight                                   Duerden
                                                      Fay

18   South Yorks./East Yorks.

19   North Yorks./West Yorks.

20   Lancs./Cumbria.                    Speeds

21   Northumberland/Tyne & Wear/                                       N.E Gar
     Durham/Cleveland.

22   Strathclyde/Dumfries & Galloway.                                                                J.Martin

23   Lothian/Central/Fife/Borders.                                                    John Martin

24   Gramplan/Tayside/Highlands/                       Barnetts         Barnetts       Barnetts
     Islands.

25   Northern Ireland.

                               AUTO-BY-TEL UK LTD
                               ------------------


                       Tier 4                                    Lexus                  MG
 1   North & West London/Herts.                                  Currie/Inchcape
 2   South London.                                               Pinewood/Currie        ???
 3   Kent/East Sussex.
 4   Surrey/West Sussex/North & East Hants.                      Inchcape                Inchwoods
 5   Berks./Oxon./South & Central Bucks.
 6   Northeast London/South Essex.
 7   Norfolk/Suffolk/Cambs./North Essex.                         Marshall               Inchape
 8   Dorset/South West Hants/South & Central/Wilts/E. Somerset.  Bristol Street
 9   Devon/Cornwall/West Somerset.                                                      Dale Motors
10   Avon/Gloucs./North Wilts./Hereford/Worcs.
11   South & Central Wales.
12   West Midlands/Warwick's.                                                           Colliers
13   Northants./Beds./North Bucks./Leics.
14   Notts./Derby's/Lincs.                                       Inchcape
15   Staffs./Shropshire/North Wales.                             TG Holdcroft
16   Merseyside/West Cheshire.                                   Mainland Inv
17   Greater Manchester/East Cheshire.                           Radcliffe
18   South Yorks./East Yorks.                                                           Inchcape
19   North Yorks./West Yorks.
20   Lancs./Cumbria.
21   Northumberland/Tyne & Wear/Durham/Cleveland
22   Strathclyde/Dumfries & Galloway.
23   Lothian/Central/Fife/Borders.                               J. Martin
24   Gramplan/Tayside/Highlands/Islands.
25   Northern Ireland.

                   AUTO-BY-TEL UK LIMITED - LAUNCH ACTIVITIES


PRE-LAUNCH ACTIVITY:

     18th/19th MAY   - AUTO BUSINESS CONVENTION organised by Automotive
                       Management
                     - KT to speak on the panel: 'Dawn of the digital dealer'
                     - ABT stand 6m by 2m, theme: 'car selling paradise'
                     - ABT held one-to-one press briefings

     17th SEPTEMBER - NON-STOP SHOPPING conference
                    - KT to speak on a panel: 'Home Shopping & Influence of
                      Internet, Digital TV'

     23rd SEPTEMBER - CONGRESS 98, Automotive Management one day conference
                    - ABT have a stand 3m by 2m, 'car selling paradise' set to be used

     20th OCTOBER  - MOTORTRADER ONE DAY CONFERENCE
                   - US ABT Dealer, Thomas Vann, to be on the speaking panel

     21st OCTOBER  - INCHCAPE CONFERENCE. KT to be present with the ABT stand

     27th JANUARY  - USED CARS 99 conference
                   - KT to speak: 'How is the internet being exploited and
                     used?'

DEALER RECRUITMENT CAMPAIGN:
---------------------------

Phase 1: Completed: one page adverts in MotorTrader and Automotive Management on 29th June.
Phase 2: (i) Adverts published are as follows:

              . MOTOR INDUSTRY MANAGEMENT - back page advert for September issue . MOTORTRADER - one page advert in the 24th August publication
                (page 7)
              . AUTOMOTIVE MANAGEMENT - back page advert, 'Technology Made
                Easy' supplement, published 7th September

         (ii) INSERT in Automotive Management on the 5th Oct and MotorTrader insert on 19th Oct.

         (ii) A YEARS LIST RENTAL from MotorTrader of 3,000 UK: MDs, GMs, DPs, Chairman & Owners.

         (iii) TELEMARKETING CAMPAIGN - being done by Jon Costin who joined on 28th Sept for 5 weeks.

         (iv) DIRECT MARKETING CAMPAIGN = '123' campaign commences 24/08/98 and is successfully targeting the 123 groups after the top 40 that we had not previously spoken to.

          (v) MOTOR SHOW MEETING, 21st October, at the Stakis Metropole Hotel, Birmingham in the Norfolk Suite. The event was SMMT approved and commenced at 9am with hourly presentations by ABT and Thomas Vann (US Dealer), with the opportunity to view the website, light food and beverage available throughout the day. There were senior representatives from a large number of the top 40 Dealer Groups and the event which finished at 5:30 p.m.

                      AUTO-BY-TEL LAUNCH PROGRAMME TIMING
                      -----------------------------------


JANUARY/FEBRUARY - US PRESS TRIP (NON-TRADE)
--------------------------------------------

          The format will be to take 3 or 4 key journalists out to Irvine. Each journalist selected will specialise in a different consumer area and therefore will receive an exclusive story - eg. an IT angle, the business success/profile angle, a car focus, etc.

MARCH - DEALER LAUNCH EVENT/BUSINESS MEETING
--------------------------------------------
FORMAT:
1. To involve all the dealers/groups signed up to the service
2. To be held in London (venue & timing to be decided)
3. Purpose to the event:
       - To introduce the new UK site prior to the launch
       - To inform dealers about the partners we have: eg. Glass's, CAP, F&I, etc.
       - To outline the advertising about to commence (sneak preview of ads perhaps)
       - Information on the internet service provider deals/partnerships we have struck
       - Motivate dealers and gain their enthusiasm and involvement in ABT

MARCH - PRESS CONFERENCE/LAUNCH TO JOURNALISTS
----------------------------------------------
FORMAT:
1. To be held in London (venue & timing to be decided)
2. Purpose: - To gain maximum coverage of the ABT launch in all media - trade & consumer - press, radio, TV, magazines
3. To be invited: key consumer & Trade journalists from IT, Car, Business, Women's, Men's and lifestyle magazines and press

                   APRIL (TO BE CONFIRMED) 1999 - ABT "LAUNCH"
                   -------------------------------------------
                      START OF MEDIA/ADVERTISING CAMPAIGN
                      -----------------------------------

DEALER RECRUITMENT CAMPAIGN

DATE            ACTIVITY                                                COST       VAT      TOTAL  COMMIT  INVOICE  PAID
----            --------                                                ----       ---      -----  ------  -------  ----
29th June       MotorTrade Advert - one page, 4 colour                  2900    507.05     3407.5     C       R      P
29th June       Automotive Management - one page, 4 colour              2900    507.05     3407.5     C       R      P
24th August     MotorTrade Advert - one page, 4 colour                2647.5    463.31    3110.81     C       R      P
7th September   Automotive Management Advert - TME back page            3000       525       3525     C       R      P
September       Motor Industry Management Advert                        1300     227.5     1527.5     C       R      P
5th October     Automotive Management cost of Inserts - 18260 circ      1940     339.5     2279.5     C
18th August     12 month List Rental from MotorTrader, 3000 names     1822.8    318.99    2141.79     C       R      P
23rd September  Automotive Management Congress 98 - stand & tickets      995    174.13    1169.13     C
23rd September  Exhibitions Company costs for Congress 98 Conference  1823.3    319.09    2142.39     C       R
28th September  Operations Meeting Venue                                                      400     C       R      P
                Sub Total                                              14688    2570.3
                TOTAL:                                                                    23111.1

September       50,000 Leaflets for Inserting in MT and AM              2971    519.93    3490.93     C       R
19th October    Motor Trader cost of Inserts - 25,225 circ              1400       245       1645     C       R      P
14th August     Colour copy of the advert (150 quantity)                 130     22.75     152.75     C              P
September       D/Marketing Pack - quantity 200 post - at 40p             80                   80     C              P
28th Sept-Nov   Jon Costin, Telemarketing - L180 pd. & 25 days booked   4500                 4500     C
28th Sept-Nov   Jon Costin - Expenses (Phone, Travel)                    400                  400     C

21st October    Motor Show - Stakis Metropole, Norfolk Suite                              1580.04     C       R      P
21st October    Motor Show - Stakis Metropole - Stand/Exhib Costs       2000       350       2350     C
21st October    Motor Show - Stakis - Invitation cards (500)             451     79.45     530.45     C

October         Operations Meeting Venue                                                      800    NO
19-23 October   Tom Vann (US Dealer) Flight: Detroit to HRW rtn       3272.7               3272.7     C
19-23 October   Tom Vann (US Dealer) Hotel 3 nights @ L105 + val      321.38     56.24     377.63     C       R      P

                TOTAL:                                                                    42290.6

AUTO-BY-TEL UK LIMITED

MONTHLY FINANCIAL STATEMENTS (POUNDS STERLING)

                               JANUARY        FEBRUARY          MARCH             APRIL             MAY
                          --------------- --------------- ----------------- ---------------- -----------------
                           MONTH    YTD    MONTH    YTD     MONTH    YTD     MONTH     YTD    MONTH      YTD
                          ------- ------- ------- ------- -------- -------- -------- ------- --------  -------
INCOME (INTEREST)               0       0       0       0        0        0       0        0        0        0

EXPENSES:

(MARKETING)

MARKETING/ADVERTISING           0       0       0       0        0        0       0        0        0        0

PUBLIC RELATIONS                0       0       0       0        0        0   7,000    7,000    7,000   14,000
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------
    TOTAL                       0       0       0       0        0        0   7,000    7,000    7,000   14,000
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------

CONSULTANCY                16,450  35,450   7,500  42,950    8,550   51,550   9,100   60,600   21,662   82,262

(OPERATIONS)

TRAINING                        0       0       0       0        0        0        0       0    3,534    3,534
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------
    TOTAL                       0       0       0       0        0        0        0       0    3,534    3,534
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------

EMPLOYMENT

PAYROLL                     6,346   6,346  11,458  17,804   11,496   29,300   14,949  44,249   14,208   58,457

RECRUITMENT                     0       0       0       0   42,857   42,857   34,475  77,332    6,366   83,698

TRAVEL/SUBSISTENCE          4,705   4,705   4,502   9,207    1,593   10,800      727  11,527      973   12,500
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------
   (TOTAL)                 11,051  11,051  15,960  27,011   55,946   82,957   50,151 133,108   21,547  154,655
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------

(PREMISES & OTHER)

RENT                            0       0       0       0        0        0    4,680   4,680    4,804    9,484

PRINTING/STATIONARY             0       0       0       0        0        0      158     158    4,205    4,363

IT / SUNDRIES                   0       0   1,252   1,252      848    2,100    2,399   4,499    1,395    5,894
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------
   (TOTAL)                      0       0   1,252   1,252      848    2,100    7,237   9,337   10,404   19,741
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------
TOTAL EXPENSES             27,501  46,501  24,712  71,213   65,344  136,557   73,488 210,045   64,147  274,192
                          ------- ------- ------- ------- -------- -------- -------- ------- -------- --------

LOSS FOR PERIOD           -27,501         -24,712          -65,344           -73,488          -64,147
                          -------         -------         --------          --------         --------

CUMULATIVE LOSS                   -46,501         -71,213          -136,557          -210,045         -274,192
                                  -------         -------          --------          --------         --------





                                JUNE             JULY            AUGUST           SEPTEMBER
                          ---------------- ---------------- ----------------- -----------------
                           MONTH     YTD    MONTH     YTD    MONTH      YTD    MONTH     YTD
                          ------- -------- ------- -------- -------- -------- -------- --------
INCOME INTEREST                 0        0       0        0        0        0      337      337

EXPENSES

MARKETING

MARKETING/ADVERTISING       8,745    8,745   3,150   11,895   10,350   22,245    8,258   30,504

PUBLIC RELATIONS            7,000   21,000   7,172   28,172   10,000   38,172    7,000   45,172
                          ------- -------- ------- -------- -------- -------- -------- --------
    TOTAL                  15,745   29,745  10,322   40,067   20,350   60,417   15,258   75,676
                          ------- -------- ------- -------- -------- -------- -------- --------
CONSULTANCY                14,378   96,640  -7,428   89,212   11,270  100,482   33,334  133,816

OPERATIONS

TRAINING                        0    3,534       0    3,534        0    3,534        0    3,534
                          ------- -------- ------- -------- -------- -------- -------- --------
    TOTAL                       0    3,534       0    3,534        0    3,534        0    3,534
                          ------- -------- ------- -------- -------- -------- -------- --------

EMPLOYMENT

PAYROLL                    14,243   72,700  54,692  127,392   43,490  170,682   46,884  217,765

RECRUITMENT                 5,500   89,198   1,800   90,798   12,590  103,388    2,300  105,688

TRAVEL/SUBSISTENCE          6,600   19,100   8,771   27,871   14,509   42,380    7,833   50,213
                          ------- -------- ------- -------- -------- -------- -------- --------
    TOTAL                  26,343  180,998  65,063  246,061   70,589  316,650   57,017  373,667
                          ------- -------- ------- -------- -------- -------- -------- --------

PREMISES & OTHER

RENT                        7,327   16,811   3,124   19,935    9,397   29,332   10,661   40,193

PRINTING/STATIONARY             0    4,363     509    4,872        0    4,872      552    5,424

IT / SUNDRIES               2,306    8,200   3,766   11,966    3,999   15,965    1,512   17,476
                          ------- -------- ------- -------- -------- -------- -------- --------
    TOTAL                   9,633   29,374   7,399   36,773   13,396   50,169   12,925   63,094
                          ------- -------- ------- -------- -------- -------- -------- --------
TOTAL EXPENSES             66,099  340,291  75,356  415,647  115,605  531,252  118,534  649,786
                          ------- -------- ------- -------- -------- -------- -------- --------

LOSS FOR PERIOD           -66,099          -75,356          -115,605          -118,197
                          -------          -------          --------          --------

CUMULATIVE LOSS                   -340,291         -415,647          -531,252          -649,450
                                  --------         --------          --------          --------

AUTO-BY-TEL UK LIMITED

BALANCE SHEETS AT MONTH-END   (POUND'S)

                            JANUARY          FEBRUARY            MARCH            APRIL              MAY
                            -------          --------            -----            -----              ---

NET FIXED ASSETS                     0                 0                 0                 0              8,950

CURRENT ASSETS

CASH AT BANK                0                 0                 0            20,871             59,261

RENT DEPOSIT                0                 0                 0             9,360              9,360

TAX REFUNDS DUE             0                 0             7,500            19,650             27,689

OTHER                       2                 2                 2                 2                  2
                        -----            ------           -------           -------             ------
    TOTAL                   2                 2             7,502            49,883             96,312
                        -----            ------           -------           -------             ------

CURRENT LIABILITIES

CREDITORS AND
ACCRUALS                    0                 0            50,357           107,275            106,447

OTHER                       0                 0                 0                 0                  0
                        -----            ------           -------           -------            -------
    TOTAL                   0                 0            50,357           107,275            106,447
                        -----            ------           -------           -------            -------

NET CURRENT ASSETS/
LIABILITIES                          2                 2           -42,855            -57,392          -10,135
                               -------           -------          --------           --------          -------
NET ASSETS                           2                 2           -42,855            -57,392           -1,185
                               =======           =======          ========           ========          =======

SHAREHOLDERS' FUNDS

SHARE CAPITAL                        2                 2                 2                 2                 2
LOANS ON DEMAND
LOAN-ABT INC                         0                 0                 0             35,730          136,243
LOAN-INCHCAPE
INCHCAPE INTERCO DEBT           46,501            71,213            93,700            116,921          136,762

PROFIT AND LOSS A/C            -46,501           -71,213          -136,557           -210,045         -274,192

                               -------           -------          --------           --------          -------
NET FUNDS                            2                 2           -42,855            -57,392           -1,185
                               =======            ======          ========           ========          =======


                              JUNE              JULY             AUGUST         SEPTEMBER

NET FIXED ASSETS                28,950            28,950            39,012             41,937

CURRENT ASSETS

CASH AT BANK          216,092           103,346            90,794             9,366

RENT DEPOSIT           12,540            12,540             6,270            12,540

TAX REFUNDS DUE        31,980            42,214            16,953            30,632

OTHER                       2                 2                 2            11,559
                      -------           -------           -------           -------
    TOTAL             260,614           158,102           114,019            64,097
                      -------           -------           -------           -------

CURRENT LIABILITIES

CREDITORS AND
ACCRUALS              124,010            76,554           110,407           151,304

OTHER                       0                 0             3,430            11,013
                      -------           -------           -------           -------
    TOTAL             124,010            76,554           113,837           162,317
                      -------           -------           -------           -------

NET CURRENT ASSETS/
LIABILITIES                    136,604            81,548               182           -98,220
                              --------          --------          --------          --------
NET ASSETS                     165,554           110,498            39,195           -56,283
                              ========          ========          ========          ========

SHAREHOLDERS' FUNDS

SHARE CAPITAL                        2                 2                 2                 2
LOANS ON DEMAND
LOAN-ABT INC                   136,243           136,243           136,243           136,243
LOAN-INCHCAPE                  200,000           200,000           200,000           200,000
INCHCAPE INTERCO DEBT          169,600           189,900           234,202           256,922

PROFIT AND LOSS A/C           -340,291          -415,647          -531,252          -649,450

                              --------          --------          --------          --------
NET FUNDS                      165,554           110,498            39,195           -56,283
                              ========          ========          ========          ========





                                       2